Exhibit 23.11

CONSENT OF RICHARD JOLK

The undersigned, Richard Jolk, hereby states as follows:

I, Richard Jolk, assisted with the preparation of the “NI 43-101 Technical Report, Resource Update, Mt. Todd Gold Project, Northern Territory, Australia” effective date September 4, 2012, issue date October 4, 2012 (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”) which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the Summary Material concerning the Technical Report, including the reference to Mt. Todd Gold Project included with such information, and the reference to my name as set forth in the Form 10-K.

/s/ Richard Jolk
Richard Jolk

Date: October 1, 2013